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                                                                    EXHIBIT 10.7


                              MANAGEMENT AGREEMENT




                  THIS AGREEMENT is made and dated for reference effective as of the 1st day of February, 1998



BETWEEN:


                  AZCO MINING INC., a company duly incorporated under the laws of the State of Delaware, USA, and having an executive office and an address for notice and delivery located at Suite 1250, 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

                  (the "Company");


                                                               OF THE FIRST PART


AND:
                  ARH MANAGEMENT LTD. a company duly
                  incorporated under the laws of the Province of British Columbia and having an address for notice and delivery located at c/o 2550, 555 West Hastings Street, Vancouver, B.C. V6B 4N5

                  ("ARH" and also "Consultant");

                                                              OF THE SECOND PART


                  (the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).



                  WHEREAS:


A. The Company is a reporting company duly incorporated under the laws of the State of Delaware, USA, and is a "reporting issuer" for the purposes of the Securities Acts of the Provinces of British Columbia and Ontario;

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B. The Company is involved in the principal business of the acquisition, exploration and development of mineral resource properties of merit;


C. ARH is a non-reporting company duly incorporated under the laws of the Province of British Columbia and is wholly owned and controlled by Mr. Anthony Harvey ("Harvey");


D. Mr. Harvey is a professionally qualified and highly experienced professional engineer who has acted as an officer and director of the Company and has been acting for ARH in accordance with contract between ARH and the Company by agreement dated May 1, 1989 (the "May Agreement");


E. ARH has not received substantial review of the terms of the May Agreement since its inception and, in light of the diligent service historically and presently provided, the parties have agreed to re-negotiate to effect more competitive terms;


                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I

                                 INTERPRETATION


1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


        (a) "Agreement" means this Agreement as from time to time supplemented or amended;


        (b) "Base Fee" means that compensation set forth in section "5.1" below;


        (c) "Board of Directors" or "Board" means the Board of Directors of the Company as duly constituted from time to time;


        (d) "Effective Date" has the meaning ascribed to it in section "4.1" hereinbelow;

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        (e)     "Indemnified Party" has the meaning ascribed to it in section
                "8.1" hereinbelow;


        (f) "Non-Renewal Notice" has the meaning ascribed to it in section "4.2" hereinbelow;


        (g) "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;


        (h) "Regulatory Authorities" means The Toronto Stock Exchange, The American Stock Exchange and such other regulatory agencies who have jurisdiction over the affairs of the Company and/or the Consultant including, without limitation, and where applicable, the British Columbia Securities Commission, the Ontario Securities Commission, the United States Securities and Exchange Commission and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;


        (i) "Term" has the meaning ascribed to it in section "4.1" hereinbelow; and


        (j) "Termination Fee" has the meaning ascribed to it in section "4.4 below.


1.2 INTERPRETATION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:


        (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;


        (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;


        (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity; and


        (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

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                                   ARTICLE II

                        REPLACEMENT OF THE MAY AGREEMENT


2.1 REPLACEMENT OF THE MAY AGREEMENT. This Agreement substitutes for and replaces, in its entirety, the May Agreement, together with all prior discussions, negotiations, understandings, amendments and intervening agreements subsequent to the May Agreement and preceding this Agreement.



                                   ARTICLE III

                      SERVICES AND DUTIES OF THE CONSULTANT


3.1 GENERAL SERVICES. During the Term (as hereinafter defined) of this Agreement the Consultant will provide the Company with such general corporate, administrative, technical and engineering management services as is considered necessary or advisable by ARH and Harvey for the due and proper management of the Company to achieve the goals and needs of the Company as determined by the policies and proceedings of management and the Board of Directors (collectively, the "General Services).


3.2 SPECIFIC SERVICES. Without limiting the generality of the General Services to be provided as set forth in section "3.1" hereinabove, it is hereby acknowledged and agreed that the Consultant will provide the following specific services:


        (a) supervision of the hiring of competent personnel as are required for the efficient operation of the Company's business;


        (b) the management and supervision of the performance of personnel and of the operation of various business enterprises of the Company as approved by the Board;


        (c) the identification of business opportunities for the Company, the conduct of due diligence, and assistance in the negotiation and conclusion of contracts for such opportunities;


        (d) assistance in the coordination and administration of all development programs of the Company together with all capital funding projects and resources which are necessarily incidental thereto;

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         (e)    assistance in the coordination of the preparation and
                dissemination of business plans and engineering reports for the Company;


        (f) assistance in the liaison with and the setting up of corporate alliances for the Company with major companies and customers, the Company's auditors, the Company's solicitors and the Company's affiliated companies and business partners; and


        (g) such other activities as are necessary or incidental to the officer's position and director's role occupied by Mr. Harvey, from time to time, if any.


3.3 COMPANY SUPPORT. It is hereby acknowledged that the Consultant is contracting to provide one person to provide the services at this time, who presently is Mr. Harvey, but that the Consultant may provide another person in lieu of Mr. Harvey, so long as such person is competent to perform those tasks or can so perform them under the supervision of Mr. Harvey and such person has been approved by the Board. In the event that the services to be provided to the Company exceed the amount of time provided by this Agreement as basic retainer or reasonably exceed the capacity of the Consultant's personnel then, at the Consultant's requirement, the Company shall pay for the employment of additional personnel, either directly or by contract through the consultant, to perform the tasks requiring additional personnel and as specified by the Consultant and at a rate determined by the Board.



                                   ARTICLE IV

                          TERM, RENEWAL AND TERMINATION


4.1 TERM. The Term of this Agreement (the "Term") is for a period of approximately 36 months commencing on February 1, 1998 (the "Effective Date") and terminating February 1, 2001, subject to the terms hereafter set forth.


4.2 RENEWAL. This Agreement shall renew automatically for subsequent one year periods if not specifically terminated in accordance with the following provisions. Either Party hereto agrees to notify the other Party hereto in writing at least 90 calendar days prior to the end of the Term of its intent not to renew this Agreement (the "Non-Renewal Notice"). Should both Parties fail to provide a Non-Renewal Notice this Agreement shall automatically renew. Such renewal or month-to-month arrangement shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties.

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4.3 TERMINATION. Notwithstanding any other provision of this Agreement, this
Agreement may be terminated by either Party upon written notice to the other Party if:


        (a) the other Party fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from said Party (unless such breach cannot be reasonably cured within said 30 calendar days and the other Party is actively pursuing curing of said breach); or


        (b) the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or


        (c) the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such petition is not dismissed;

but that the Consultant shall have the right to receive the Termination Fee regardless of the reason for termination, subject to any rights of set-off in the event of damages for fraud or misconduct.


4.4 TERMINATION FEE. In the event that this Agreement is terminated, or fails to renew due to failure of agreement after the issuance of a Non-Renewal Notice, the Consultant shall receive a termination fee (the "Termination Fee") equal to the sum of:

        (a) buy-out of any outstanding stock options for a price equal to the average market price of the Company's shares on the Toronto Stock Exchange multiplied by the number of shares under option and less the exercise price thereof or, at the Consultant's election and subject to Regulatory Approval, extension of the option for a year after termination; plus

        (b)     the greater of:

                (i) the aggregate remaining Base Fee for the unexpired remainder of the Term; or

                (ii) an annual Base Fee (Base Fee multiplied by twelve) plus one month of Base Fee for each year, or portion thereof, served after the Effective Date.


4.5 DISABILITY OR DEATH. In the event that the Consultant is unable to provide the Services due to protracted disability or sickness or the death of its principal, it may, at any time, declare such to the Company and may terminate this Agreement as a without fault termination and the Termination Fee shall be payable. The Company may elect to effect such termination, and shall pay the Termination Fee, in the case of death of the


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Consultant's principal or in the event that sickness or disability has continued
for a period in excess of 120 days.




                                    ARTICLE V

                         COMPENSATION OF THE CONSULTANT


5.1 BASE FEE. The Consultant shall be compensated on a monthly basis from the Effective Date of this Agreement by a basic monthly retainer fee of U.S. $15,000 (the "Base Fee"), being $180,000 US annualized, which shall compensate the Consultant for the provision of the Services as required. The Consultant's personnel shall also receive an allowance for equivalent benefits enjoyed by Company personnel.


5.2 BASE FEE ADJUSTMENT. The Base Fee may be renegotiated annually at the request of either Party. In the event that the Parties cannot agree then the Base Fee shall be increased by the greater of 5% or the amount of the cost of living index increase as published by the Canadian Federal government in its final annual publication of such reports..


5.3 REIMBURSEMENT OF EXPENSES. The Consultant shall be funded for or reimbursed for all reasonable expenses incurred, or to be incurred, by the Consultant for the benefit of the Company.


5.4 VACATION. The Consultant shall be entitled to grant its appointed personnel up to six weeks paid vacation per year.



                                   ARTICLE VI

                    ADDITIONAL OBLIGATIONS OF THE CONSULTANT


6.1 NO CONFLICT. During this Agreement the Consultant will not engage in any business which reasonably may detract from, compete with or conflict with the Consultant's duties and obligations to the Company as set forth in this Agreement without disclosure to the Board of Directors of the Company and will not do so if the Board of Directors objects.


6.2 CONFIDENTIALITY. The Consultant will not, except as authorized or required by the Consultant's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the




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Consultant's knowledge during the continuance of this Agreement, and the
Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.


6.3 COMPLIANCE WITH APPLICABLE LAWS. The Consultant will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Consultant's duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.



                                   ARTICLE VII

                           REPORTING BY THE CONSULTANT


7.1 REPORTING. So often as may be required by the Board of Director, the Consultant will provide to the Board of Directors of the Company such information concerning the results of the Consultant's General Services and activities hereunder as the Board of Directors of the Company may reasonably require.


                                  ARTICLE VIII

                      INDEMNIFICATION AND LEGAL PROCEEDINGS


8.1 INDEMNIFICATION. The Company shall maintain appropriate liability insurance for its officers, directors, personnel and consultants to which the Consultant and its personnel shall be made party. The Consultant and its personnel (the "Indemnified Party") shall be indemnified and funded on a current basis for all losses, damages, legal expenses, and any other expenses or costs of any nature which may be occasioned by their service with the Company. Inter alia, this indemnity shall apply to all manner of actions, proceedings, or prosecutions, whether civil, regulatory, or criminal, to which the Indemnified Party may be subject due in whole or in part to the Services provided herein or by virtue of any office held. This indemnity shall apply both during and after its Term for all matters arising during the Term, and any extension, until any limitation period has expired in respect to any action which might be contemplated. The Company shall not refuse coverage for any purpose or reason and a strict presumption of innocence shall be applied and the Company may only seek refund of any coverage in the case of finding of fraud or criminal culpability, after exhaustion of all appeals. The Company shall diligently seek and support any such court approvals for the within indemnity as the Indemnified Party may require. The Company shall pay all such retainers and trust


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requirements as counsel for the Indemnified Party may require and shall pay all accounts of counsel as they come due and such accounts shall be rendered in the name of the Company and, further, should the Company fail to pay any reasonable account, it shall attorn to all such actions, summary judgments, and garnishing orders as such counsel may consider fit to enforce and receive payment of its account. The Company shall not seek to settle or compromise any action without the approval of the Indemnified Party. The Company warrants it shall employ due diligence and good faith and seek the best interests of the Indemnified Party as defendants in any action or prosecution. The Indemnified Party shall permit the Company to consult with their counsel and to be informed of any matters thereof, subject only to any requirements for legal privilege purposes.


8.2 CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.


8.3 NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought, the Indemnified Party will give the Company prompt written notice of any such action of which the Indemnified Party has knowledge. Failure by the Indemnified Party to so notify shall not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture of substantive rights or defenses.



                                   ARTICLE IX

                                  FORCE MAJEURE


9.1 EVENTS. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.


9.2 NOTICE. A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section "9.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.




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                                    ARTICLE X

                                   ARBITRATION


10.1 MATTERS FOR ARBITRATION. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.


10.2 NOTICE. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than 10 business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such 10 business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "10.3" hereinbelow.


10.3 APPOINTMENTS. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 10 business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Arbitration Act of the Province of British Columbia (the "Arbitration Act"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.


10.4 AWARD. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.




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                                   ARTICLE XI

                                     NOTICE


11.1 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.


11.2 CHANGE OF ADDRESS. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.



                                   ARTICLE XII

                               GENERAL PROVISIONS


12.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.


12.2 NO RELATIONSHIP OF EMPLOYER-EMPLOYEE. Nothing contained in this Agreement shall be construed as creating the relationship of employer and employee as between the Company and the Consultant.


12.3 NO ASSIGNMENT. This Agreement may not be assigned by either Party except with the prior written consent of the other Party.


12.4 WARRANTY OF GOOD FAITH. The Parties hereto warrant each to the other to conduct their duties and obligations hereof in good faith and with due diligence and to employ all reasonable endeavours to fully comply with and conduct the terms and conditions of this Agreement.



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12.5 REGULATORY AUTHORITIES. This Agreement is subject to prior Regulatory
Approval, if required, of each of the Regulatory Authorities.


12.6 FURTHER ASSURANCES. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.


12.7 REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Company and the Consultant herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Company, and that the Consultant has been advised by Devlin Jensen to obtain independent legal advice with respect to the Consultant's review and execution of this Agreement


12.8 APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.


12.9 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).


12.10 CAPTIONS. The captions, section numbers and Article numbers appearing in this Agreement and the index hereto are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


12.11 NO PARTNERSHIP OR AGENCY. The Parties have not created a partnership or agency and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, except as specifically herein provided.


12.12 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:



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        (a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

        (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

        (c)     constitute a general waiver under this Agreement; or

        (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


                IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.


The CORPORATE SEAL of                       )
AZCO MINING INC.                            )
was hereunto affixed in the presence of:    )
                                            )
                                            )
                                            )
                                            )          (C/S)
--------------------------------------------
Authorized Signatory                        )


The CORPORATE SEAL of                       )
ARH MANAGEMENT LTD.                         )
was hereunto affixed in the presence of:    )
                                            )
                                            )
                                            )
                                            )          (C/S)
--------------------------------------------
Authorized Signatory                        )


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